SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 1, 2003

                              GRUBB & ELLIS COMPANY
                              ---------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                 DELAWARE            1-8122           94-1424307
            --------------------------------------------------------
              (STATE OR OTHER     (COMMISSION       (IRS EMPLOYER
             JURISDICTION OF      FILE NUMBER)   IDENTIFICATION NO.)
                FORMATION)












            2215 SANDERS ROAD, SUITE 400, NORTHBROOK, ILLINOIS 60062
            --------------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (847) 753-7500


                                 NOT APPLICABLE
                                 --------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

          Effective as of April 1, 2003, Grubb & Ellis Company (the "Company") entered into a series of agreements which altered the structure of the Company's transaction services operations in Phoenix, Arizona, effectively transferring its existing Phoenix commercial transaction services business to a newly-formed entity whose majority owners are the real estate salespersons previously employed by the Company in its Phoenix office. This newly-formed entity will be known as Grubb & Ellis|BRE Commercial. As part of the overall transaction, this new entity has signed an agreement with Grubb & Ellis Affiliates, Inc. ("GEA") pursuant to which the new entity shall participate in the affiliates program administered by GEA. The fees received by the Company from this affiliate agreement will comprise the revenues earned from the new Phoenix structure, as the gross operations of the office will no longer be reflected in the Company's future financial statements (other than revenue earned from trailing contracts the Company retained). The Company also has the right until approximately May 15, 2003, to acquire a minority interest in this entity. If such right is exercised, the Company would also record its pro rata share of the future operations of the new entity in its financial statements.

          The new entity will sublease from the Company a majority of the Company's Phoenix office space along with most of the fixed assets located therein for the remaining term of the lease. The remainder of the space will be used by the Company's wholly-owned subsidiary, Grubb & Ellis Management Services, Inc. Terms of the sublease reflect current market rental rates, but are below those contained in the lease held by the Company, and as a consequence will result in a non-recurring loss of approximately $1.0 million that will be reflected in the Company's financial statements for the quarter ended March 31, 2003. The newly formed entity will effectively assume all of the other ongoing obligations of the former Phoenix transaction services office.

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


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS


          The following are filed as Exhibits to this Current Report on Form
          8-K.

          1.   Press Release dated April 11, 2003 issued by the Company.

          2. Transition Agreement entered into as of April 1, 2003, portions of which have been omitted pursuant to a request for Confidential Treatment under Rule 24(b) of the Securities Act of 1934, as amended.


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


                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                            GRUBB & ELLIS COMPANY



                                            By:  /s/ BRIAN D. PARKER
                                                 -------------------
                                                 Brian D. Parker
                                                 Chief Financial Officer


Dated: April 16, 2003


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